UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2025

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 5, 2025 (the “SPA Effective Date”), Trinity Place Holdings Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with TPHS Lender LLC (the “Seller”) and Steel IP Investments, LLC (the “Purchaser”), an affiliate of Steel Partners Holdings L.P. (“Steel Partners”), pursuant to which the Purchaser has agreed to purchase from Seller, and the Seller has agreed to sell to Purchaser, 25,862,245 shares of common stock (the “Common Stock”), par value $0.01 per share of the Company (such shares are referred to collectively herein as the “Shares”) in accordance with the terms and conditions of the Stock Purchase Agreement. The aggregate consideration payable to the Seller is $2,586,200 for the Shares and certain agreements pursuant to the Stock Purchase Agreement.

At the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), the Company, the Seller and the Purchaser will enter into certain ancillary agreements referenced below. The transactions contemplated by the Stock Purchase Agreement are herein referred to as the “Transactions.” The Company entered into the Stock Purchase Agreement, and will enter into the other Transactions, with a view toward, among other things, achieving significant operational synergies, including through the use of Steel Partners’ corporate services and participation in Steel Partners operational excellence programs.

Conditions to Closing

The obligations of the Seller and the Purchaser to consummate the Transactions are subject to the satisfaction or waiver of certain closing conditions, including:

•	with respect to the Purchaser, among other things: (a) the assumption by the Seller of the Company’s guarantee under a loan relating to the Company’s property in Paramus, New Jersey (the “New Jersey Property”) owned by TPHGreenwich Holdings LLC (the “JV Entity”), (b) the Company shall have received waivers from certain service providers of the Company with respect to legacy fees incurred by the Company (the “Waiver Condition”), (c) the Company and the Purchaser shall have entered into the Purchaser Stockholders’ Agreement described below, (d) the partial termination by the Company and the Seller of that certain stock purchase agreement, dated January 5, 2024, by and between the Company and the Seller (the “Seller SPA”), except for any provisions of the Seller SPA which would cause an impairment or termination of the Seller’s representation and warranty insurance policy obtained concurrently with the Seller SPA, and the termination and cancellation of the Seller’s right to receive penny warrants of the Company equivalent to 5% of the Company’s Common Stock and (e) the termination and forfeiture of registration rights held by certain securityholders of the Company; and

•	with respect to the Seller, among other things, (a) the operating agreement of the JV Entity shall be amended, to, among other things, remove any Company decision-making and/or consent rights with respect to the New Jersey Property and the JV Entity, (b) the Company shall have released the JV Entity’s obligation to pay, call capital and/or otherwise reserve for any such D&O insurance coverage (including insurance tail coverage) and the Seller’s obligation to hold back proceeds from the sale of property for any insurance policies of the Company, (c) the Company shall (i) have provided Seller with an irrevocable written right to cause the Company, at any time after the date that is 90 days following the date of the Closing (the “Closing Date”), to convey all of the Company’s 95% ownership interest in the JV Entity and its right to distributions under the operating agreement of the JV Entity, into a trust established for the benefit of the Company’s shareholders of record on a date to be determined and (ii) have entered into the AMA Termination Agreement described below and (d) the Waiver Condition is satisfied.

Termination

The Stock Purchase Agreement may be terminated by either party if the Closing has not have occurred within 30 days; provided that the terminating party cannot terminate if the breach by such party is the principal cause.

Purchaser Stockholders’ Agreement

On the SPA Effective Date and in connection with the Transactions, the Company and the Purchasers entered into a shareholder rights agreement (the “Purchaser Stockholders’ Agreement”), which will become effective upon the Closing Date.

The Purchaser Stockholders’ Agreement contains various covenants including, among others:

•	The Company will take all necessary corporate actions and obtain all necessary approvals so that, as of the Closing Date, the Company’s board of directors (the “Board”) consists of five (5) members, who will initially be: (i) Jack L. Howard (Chairman), (ii)Alexander C. Matina, (iii) Joseph Martin, (iv) Jeffrey S. Wald, and (v) Joanne M. Minieri. Subsequently, the Company has agreed that so long as Purchaser owns at least 20% of the Company’s outstanding capital stock, the Company will take all action reasonably necessary to cause the Board to remain at five (5) members, which shall include (A) one (1) director who shall qualify as independent and is mutually agreed upon by Purchaser and the Company and (B) two (2) directors designated solely by Purchaser.

•	As of the Closing Date, Matthew Messinger will act as an observer of the Board until the earlier of (i) his voluntary resignation as an observer of the Board and (ii) the Board’s determination to remove Mr. Messinger as an observer of the Board.

•	The Company will continue to take steps to continue to deregister the Company as a reporting company under the Securities Exchange Act of 1934, as amended, including using commercially reasonable efforts to file a Form 15 with the Securities and Exchange Commission as soon as legally permissible after the Closing Date.

•	So long as at least ten percent (10%) of the Company’s total issued and outstanding Common Stock continues to be traded on OTC Pink Market, the Company will use commercially reasonable best efforts to, and Purchaser agrees to provide management services to assist the Company to, prepare and publish the information as contemplated by Rule 144(c) of the Securities Act of 1933, as amended, including: (i) within 45 days following each quarter of each fiscal year and (ii) within 90 days following each fiscal year of the Company, (A) a consolidated balance sheet, (B) consolidated statements of operations and comprehensive income and of cash flows, and, as applicable, a comparison between (x) the actual amounts as of and for such period and (y) the comparable amounts for the prior corresponding period, with an explanation of any material differences between such amounts, and (C) a consolidated statement of stockholders’ equity; in each case, prepared in accordance with GAAP and, in the case of annual financial statements, audited and certified by independent public accountants of recognized standing selected by the Company.

•	On or prior to the Closing Date, the Company will amend its bylaws (as currently in effective as of the date hereof, the “Bylaws”), to provide for the ability of shareholders holding at least an aggregate of 15% of the Company’s outstanding Common Stock to call a special meeting of the shareholders of the Company (the “Bylaws Amendment”). Following the effectiveness of the Bylaws Amendment, the Company will not further amend the Bylaws without the prior written consent of the Purchaser, not to be unreasonably withheld, conditioned or delayed.

AMA Termination Agreement

On the SPA Effective Date and in connection with the Transactions, the JV Entity and TPH Asset Manager LLC (a Company subsidiary) (the “Asset Manager”) entered into a Termination Agreement (the “AMA Termination Agreement”), which, among other things, provides for the termination of that certain Asset Management Agreement, dated as of February 14, 2024, between the Asset Manager and the JV Entity, on the date that is 45 days following the Closing Date, and waives the JV Entity’s remaining obligations thereunder.

The foregoing summaries of the Stock Purchase Agreement, Purchaser Stockholders’ Agreement and the AMA Termination Agreement are qualified in their entirety by the full text of the Stock Purchase Agreement, Purchaser Stockholders’ Agreement and AMA Termination Agreement, which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “AMA Termination Agreement” is incorporated by reference herein and made a part hereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 1.01 above, under the terms of the Purchaser Stockholders’ Agreement, as of the Closing Date, the Board will consist of five (5) members, who will initially be: (i) Jack L. Howard (Chairman), (ii) Alexander C. Matina, (iii) Joseph Martin, (iv) Jeffrey S. Wald, and (v) Joanne M. Minieri. Each of Matthew Messinger, Keith Pattiz and Dan Bartok have tendered their resignation from the Board and as a member of any committees of the Board, which resignation will become effective immediately at the Closing Date; provided that, to the extent the Closing Date does not occur within thirty days of the execution of the Stock Purchase Agreement, such resignations will be null and void in all respects. As noted in Item 1.01, under the terms of the Purchaser Stockholders’ Agreement, as of the Closing Date, Matthew Messinger will act as an observer of the Board until the earlier of (i) his voluntary resignation as an observer of the Board and (ii) the Board’s determination to remove Mr. Messinger as an observer of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of February 5, 2025, by and among Trinity Place Holdings Inc. (solely with respect to Sections 1.6.3 and 5.1 thereto), TPHS Lender LLC and Steel IP Investments, LLC

10.2	Shareholder Rights Agreement, dated as of February 5, 2025, by and between Trinity Place Holdings Inc. and Steel IP Investments, LLC

10.3	Termination Agreement (Asset Management Agreement), dated as of February 5, 2025, by and between TPHGreenwich Holdings LLC and TPH Asset Manager LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: February 5, 2025	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer